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Ex-10.49
Form of $60,000 Promissory Note from
Jack King to the Company dated July 1, 2000


                                  EXHIBIT 10.49


                                 PROMISSORY NOTE


$60,000                                                          July 10, 2000

        FOR VALUE RECEIVED, Jack B. King, an Individual ("Maker") promises to pay Telegen Corporation, a California Corporation ("Payee") the sum of $60,000 ("Principal Amount"), together with simple interest on the unpaid balance at the rate of ten percent (10%) per annum.

        1. PAYMENT. Payment of this Note shall be made at the rate of $10,00.00 per month, commencing August 10, 2000 and on the tenth day of each of the next five months thereafter. Thereafter. Payments shall be made at the executive offices of Payee or at any other place Payee designates in writing from time to time, and shall be in lawful money of the United States of America. Payee shall deduct from monies otherwise due to Maker for services rendered to Payee, on the tenth day of August and on the tenth day of each of the next five months, the sum of $10,000.00 and shall apply such sum in payment of the Principal Amount. Accrued interest shall be due and payable on January 10, 2001 and shall be deducted as provided in the previous sentence. If for any reason Maker shall not be entitled to monies from Payee, Maker shall pay this Note as provided I n the first sentence of the paragraph.

        2. PREPAYMENT. This note may be prepaid at any time, in whole or part, without premium or penalty. Each payment of Principal Amount shall be repaid one year from the date of the loan.

        3. ACCELERATION OF PAYMENT. The entire Principal Amount hereof shall immediately become due and payable (without Demand for Payment), Notice of Non-Payment, Presentment, Notice of Dishonor, Protest, Notice of Protest, or any other notice or demand, all of which maker hereby waives), if:

                a. Maker has made any misrepresentation in or with respect to, or has breached any provision of, this Promissory Note;

                b. Maker fails to pay when due any payment and such failure continues for a period of ten (10) days;

                c. Maker defaults in the performance of, or compliance with, any other term, provision, covenant, or condition of this Promissory Note, and the default or noncompliance is not remedied to Payee's satisfaction within ten (10) days after Payee gives Maker written notice of the default or noncompliance;

                d. Maker makes an assignment for the benefit of creditors, or a trustee or receiver of Maker or of a substantial portion of its assets in appointed, and the trustee or receiver is not discharged within thirty (30) days; or

                e. Any proceeding involving Maker is voluntarily commenced by Maker under any bankruptcy, reorganization, insolvency, readjustment or debt, marshaling of assets and liabilities, dissolution, or liquidation law or statute of the United States or of any state, or a proceeding of this nature is involuntarily instituted against Maker, and Maker by any action indicates its approval of, or consent to, or acquiescence in, the proceeding or the proceeding remains undismissed for thirty (30) days.

        4. COSTS OF COLLECTION; FORM. If maker fails to make timely the payments required herein, Maker shall pay all costs of collection when incurred including, without limitation to, attorneys' fees and expenses and court costs. Such costs will be added to the balance of the Principal Amount.

        5. FAILURE OR DELAY NON-WAIVER. Failure of the Payee hereof to assert any right contained herein, or delay in asserting any such right, shall not be deemed a waiver of that right.


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        6.      NEGOTIABILITY. This Note may not be transferred, assigned, pledged or negotiated without the written consent of Maker.

        7. WAIVER OF PROCEDURAL DEFENSES. Maker waives Demand for Payment, Notice of Nonpayment, Presentment, Notice of Dishonor, Protest, Notice of Protest, or any other notices or demand in connection with Promissory Note.

        8. MODIFICATIONS. This Promissory Note may not be changed, modified, or amended, or terminated, nor may any of its provisions be waived, except by an agreement in writing signed by the party whom enforcement thereof is sought.

        9. CHOICE OF LAW. This Promissory Note shall be governed by and construed in accordance with the Laws of the State of California.

        10. PROMISE BINDING. This Promissory Note shall be binding upon Maker and Maker's successors, and assigns.




/s/ JACK KING
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Jack B. King